UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2004

United Fire & Casualty Company

(Exact name of registrant as specified in its charter)

Iowa	2-39621	42-0644327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 319-399-5700

Item 5. Other Events.

On March 30, 2004, we issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. The press release relates to our announcement of the closing of our New Orleans Regional Office and the consolidation of the business with that of our regional office in Galveston, Texas. The consolidation is expected to have a positive financial impact for the company, most notably in the reduction of expenses. In addition, the consolidation is expected to result in improved communication, increased efficiency and greater control of operations.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 99.1	Press Release, dated March 30, 2004, announcing the closing of our New Orleans Regional Office and the consolidation of the business with that of our regional office in Galveston, Texas.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

April 2, 2004
(Date)

/s/ John A. Rife
John A. Rife, Chief Executive Officer